SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
               THE SECURITIES EXCHANGE ACT OF 1934

                   Filed by the Registrant |X|

         Filed by a Party other than the Registrant |_|

                   Check the appropriate box:
[X]  Preliminary Proxy Statement      [_]  Confidential, for Use of
                                           the Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to ss.240.14a-12

                EPICUS COMMUNICATIONS GROUP, INC.
        ------------------------------------------------
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Payment of Filing Fee (Check the appropriate box):

                       [X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule ( 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                        NOTICE OF MEETING

A Special Meeting of Shareholders of Epicus Communications Group,
Inc. (the "Company") will be held at The Hilton Palm Beach
Airport, 150 Australian Avenue, West Palm Beach, Fl 33406, on
August __, 2004 at 10:00 a.m. Eastern time for the following purposes:


   * Approval of increase of authorized shares of common stock from 800,000,000 to 1,750,000,000.


Only Shareholders of record on July 21, 2004 may vote at the meeting. Attendance at the meeting is limited to shareholders.

All Shareholders are cordially invited to attend the meeting, however, whether or not you plan to attend the meeting, we request that you vote with the enclosed proxy card. If you should have any questions in regard to the above-mentioned proposals, please do not hesitate to call me at (561) 688-0440.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY. TO VOTE
YOUR SHARES, PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY
CARD.




                                   By order of the Board of
                                   Directors



                                   __________________________________
                                   Gerard Haryman
                                   President, Chief Executive
                                   Officer,
                                   Acting Chief Financial
                                   Officer, Chairman Of the Board
                                   of Directors, and Director


August __, 2004

                EPICUS COMMUNICATIONS GROUP, INC.

                       1750 Osceola Drive
                    West Palm Beach, Fl 33409



                                   August __, 2004

Dear Shareowner:

It is a pleasure to invite you to a Special Meeting of Shareholders of Epicus Communications Group, Inc. at The Hilton
Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Fl
33406 on ____________, August __, 2004, beginning at 3:00 pm.

Whether you own a few or many shares of stock and whether or not you plan to attend, it is important that your shares be voted on matters that come before the meeting. You may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it to the address provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Directors' recommendations.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE
PROPOSAL OUTLINED IN THE PROXY STATEMENT.

I look forward to seeing you on August __, 2004 in West Palm
Beach.


                                   Sincerely,


                                   ______________________________
                                   Gerard Haryman
                                   President, Chief Executive
                                   Officer,
                                   Acting Chief Financial
                                   Officer, Chairman Of the Board
                                   of Directors, and Director

                EPICUS COMMUNICATIONS GROUP, INC.

                       1750 Osceola Drive
                    West Palm Beach, Fl 33409

                         PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Epicus Communications Group, Inc. ("Epicus Communications" or the "Company") for the Special Meeting of Stockholders (the "Special Meeting"), and any postponements or adjournments thereof, to be held at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Fl 33406, on ________, August __, 2004, at 10:00 a.m. The telephone number at that address is (561) 684-9400. Every stockholder of record shall have the right to vote whether in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the Company. The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

         INFORMATION CONCERNING SOLICITATION AND VOTING

The close of business on July 21, 2004 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company, par value $0.001 per share, entitled to notice of and to vote at the Special Meeting. As of July 21, 2004, there were 296,391,134 shares of common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of voting power of the common stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Special Meeting except as otherwise provided by statute. Each holder of common stock on the Record Date is entitled to one vote for each share of common stock held by such stockholder, and stockholders shall not be entitled to cumulate their votes with respect to any matter submitted to a vote of the stockholders.

Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Provided a quorum is present, Proposal 1 involves an amendment to the Company's articles of incorporation and requires the affirmative vote of a majority of shares in attendance at the special meeting. Abstentions as to the proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as not voted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted in favor of all proposals.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

GENERAL INFORMATION

WHO MAY VOTE

Holders of common stock, as reflected in our records on July 21, 2004, may vote at the meeting. This proxy statement and the enclosed proxy card are being sent to our shareholders on or about August ___, 2004.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting.
You can always change your vote at the meeting.

HOW PROXIES WORK

Epicus Communications' Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposals, or abstain from voting.

If you are a registered shareholder you can vote by proxy in writing by completing, signing, dating and returning your proxy card in the enclosed envelope.

MATTERS TO BE PRESENTED

We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date, unless you have revoked your proxy.

REVOKING A PROXY

You may revoke your proxy before it is voted by:

     o  Submitting a new proxy with a later date;

     o  Notifying the Company in writing before the meeting; or

     o  Voting in person at the meeting

ATTENDING IN PERSON

Attendance at the meeting is limited to shareholders. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. All the meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver's license or passport, before entering the meeting, and attendees may be subject to security inspections.

CONDUCT OF THE MEETING

The Chairman of the Board has broad authority to conduct the special meeting in an orderly manner. This authority includes establishing rules for shareholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

CONTACTING EPICUS COMMUNICATIONS GROUP, INC. OR ITS DIRECTORS

If you have questions or would like more information about the special meeting, you can contact us in the following ways:

     o  By telephone: (561) 688-0440

     o  By writing to the following address:

           Thomas Donaldson
           Executive Vice President
           Epicus Communications Group, Inc.
           1750 Osceola Drive
           West Palm Beach, Fl 33409


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth current information with respect to the beneficial ownership of the outstanding shares of the Company's common stock by (i) each person known by the Company to be the beneficial owner of 5% or more the common stock or preferred stock; (ii) each director of the Company and (iii) all Directors and Executive officers as a group. Percentage of beneficial ownership is based upon 296,391,134 shares of common stock outstanding at July 21, 2004.


Name of Beneficial    Amount of Beneficial  Percentage of Class
Owner                 Ownership
------------------    --------------------  -------------------

Gerard Haryman        52,000,000            17.5%

Thomas Donaldson      2,850,000             *

Timothy Palmer        500,000               *

All Executive         55,350,000            18.67%
Officers and
Directors as a Group
(3 persons)


* Represents less than 1% of our outstanding common stock.

                    DESCRIPTION OF SECURITIES

GENERAL

The following discussion summarizes our capital stock and describes certain provisions of our articles of incorporation and bylaws. The information in this section is a summary only and is qualified by reference to our articles of incorporation and our bylaws. Our authorized capital stock consists of 800,000,000 shares of common stock, par value $.001 per share, and 200,000 shares of preferred stock, par value $.001 per share. As of July 21, 2004, we had 296,391,134 shares of common stock issued and outstanding. No shares of our preferred stock are currently outstanding.

COMMON STOCK

The Board of Directors has approved a resolution to amend the articles of incorporation to increase the number of authorized shares of our common stock from 800,000,000 to 1,750,000,000. Pursuant to the articles of incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the shares of common stock outstanding and entitled to vote thereon.

Holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders' meeting.

Our articles of incorporation deny cumulative voting rights in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. Our restated articles of incorporation deny preemptive rights to all holders of common stock to subscribe for, purchase or acquire additional shares of capital stock issued in the future.

Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

COMMON STOCK PURCHASE WARRANTS

There are currently outstanding warrants to purchase an aggregate of 1,100,000 shares of common stock at exercise prices of $0.03 per share. We issued these warrants in connection with the issuance of the 8% secured convertible notes on May 28, 2004.

An additional 2,200,000 warrants are expected to be issued, in the aggregate, to the holders of the outstanding convertible notes upon their purchase of an additional $2,200,000 in Convertible Notes from the Company. See "Common Stock Options and Convertible Debentures".

COMMON STOCK OPTIONS AND CONVERTIBLE DEBENTURES

We may issue up to an additional 17,250,000 options under our 2004 Stock Option Plan.

There are currently outstanding $1,100,000 in 8% secured convertible notes. The notes are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the notes where issued, at a conversion price equal to the lower of (i) $0.10 per share and
(ii) 60% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion.

Interest on the notes are payable, quarterly on March 31, June
30, September 30 and December 31 of each year beginning on June
30, 2004. The warrants and notes contain customary anti-dilution protections.

In addition to the $1,100,000 convertible notes currently outstanding, we have agreed to sell additional convertible notes in the aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000) (and additional warrants to purchase an aggregate of 2,200,000 shares of our common stock) for an aggregate purchase price of Two Million Two Hundred Thousand Dollars ($2,200,000). Of these additional convertible notes and warrants, One Million One Hundred Thousand Dollars ($1,100,000) of additional notes (and warrants) are expected to be sold within five (5) days following the filing of a registration statement with the SEC registering the shares underlying all the convertible notes and warrants (the "Registration Statement"), and an additional One Million One Hundred Thousand Dollars ($1,100,000) of notes (and warrants) are expected to be sold within five (5) days of the Registration Statement being declared effective by the SEC. The obligation to purchase the additional convertible notes (and the additional warrants) is subject to the satisfaction of certain conditions and the absence of any material adverse effect as of the date the Registration Statement is declared effective by the SEC. The terms of these additional notes (and the additional warrants) shall be identical to the terms of the convertible notes (and warrants) that are currently outstanding.

PREFERRED STOCK

Under our restated articles of incorporation, we may issue up to 200,000 shares of preferred stock. No shares of our preferred stock are currently outstanding. Under our restated articles of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more series. The board of directors may designate the preferred shares as to series, preferences, limitations and other provisions as the board of directors may designate from time to time. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock.

  PROPOSAL 1.  APPROVAL OF INCREASE OF AUTHORIZED CAPITAL STOCK

At the Special Meeting, shareholders will be asked to approve and consent to amend the Company's restated articles of incorporation to increase the number of authorized shares of the Company's common stock from 800,000,000 to 1,750,000,000 shares.

The terms of the additional shares of common stock will be identical to those of the currently authorized shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued common stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the common stock.

As of the Record Date, a total of 296,391,134 shares of the Company's currently authorized 800,000,000 shares of common stock are issued and outstanding. The increase of the Company's authorized shares of common stock relates to the sale of up to approximately 471,185,470 shares of common stock (based upon the market price of the Company's common stock at July 19, 2004) that may be issued to and sold by existing convertible note holders and warrant holders upon the conversion of currently outstanding convertible notes and upon the exercise of currently issued warrants and the sale of up to approximately 942,370,940 shares of common stock (based upon the market price of the Company's common stock at July 19, 2004) that may be issued to and sold by convertible note holders and warrant holders upon the conversion of convertible notes expected to be issued and upon the exercise of warrants expected to be issued. Furthermore, pursuant to the terms of the convertible notes and warrants, the Company is obligated to reserve for issuance, two times the number of shares underlying the convertible notes and warrants. The increase in the number of authorized but unissued shares of common stock would also potentially enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, and has issued securities to management, non-management employees and consultants. The Company expects to continue to make substantial expenditures for development and marketing of products and services. The Company expects to continue to actively explore and negotiate additional financing that it requires. The Company may also seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of common stock or securities convertible into or exchangeable for common stock. The Company has, at times in the past, sold shares or securities instruments exercisable or convertible into shares at below the market price of its common stock at the date of issuance and may be required to do so in the future in order to raise financing.

The Board acknowledges that the increase in the number of authorized shares of common stock at this time will provide the Company with the ability to issue the shares of common stock it is currently obligated to issue pursuant to the exercise and conversion of outstanding convertible securities (and convertible securities expected to be issued), and also provide it with the flexibility of potentially having an adequate number of authorized but unissued shares of common stock available for future financing requirements without the expense or delay attendant in seeking stockholder approval at any special or annual meeting. The proposed amendment would provide additional authorized shares of common stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

Although it is not the purpose of the proposed amendment and the Board is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of common stock also could be potentially used by the Board to discourage, delay or make more difficult a change in control of the Company.

This proposed amendment will not affect the rights of existing holders of common stock except to the extent that further issuances of common stock will reduce each existing stockholder's proportionate ownership. In the event that stockholder approval of this proposed amendment of the articles of incorporation to increase the authorized common stock is not obtained, the Company will be unable to satisfy its conversion and exercise obligations under the terms of certain of its outstanding convertible securities and holders of such convertible securities may commence legal proceedings against us.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except as stated above, the Company has no other current plans for the issuance of the additional shares of common stock that the Company is asking its shareholders to authorize.

TRANSACTIONAL EFFECTS ON CAPITALIZATION OF THE COMPANY

As noted above, the Company's obligations require the issuance of a greater number of shares of common stock then the Company has authorized. The following table consolidates the Company's obligations according to their relationship between the exercise/conversion price and the market price of the Company's common stock at July 19, 2004.


--------------------------------------------------------------------------
                        Common Stock      Current
                        Current Market    Conversion/      Number of
Security                Price (5)         Exercise Price   Shares Issuable
--------------------------------------------------------------------------
$1,100,000                 $0.0039        $0.00234 (6)        470,085,470
convertible notes (1)
$2,200,000                 $0.0039        $0.00234 (6)        940,170,940
convertible notes (2)
1,100,000 warrants (3)       N/A             $0.03              1,100,000

2,200,000 warrants (4)       N/A             $0.03              2,200,000
--------------------------------------------------------------------------
Total                                                       1,413,556,410
--------------------------------------------------------------------------

(1)  Represents convertible notes issued on May 28, 2004.
(2) Represents convertible notes expected to be issued by the Company.
(3)  Represents warrants issued by the Company on May 28, 2004.
(4)  Represents warrants expected to be issued by the Company.
(5) Represents the market price of the Company's common stock at July 19, 2004.
(6)  Represents 60% of the Company's current market price.


RISKS RELATING TO THE CONVERTIBLE NOTES AND WARRANTS

The issuance of shares underlying the convertible notes and
warrants will result in dilution to existing shareholders
-----------------------------------------------------------------

The number of shares of common stock issuable upon conversion of the convertible notes and warrants may increase if the market price of our stock declines. The issuance of shares upon conversion of the convertible notes and exercise of warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult for the Company to obtain additional capital.

The following gives examples of the number of shares of common stock that would be issued if the $3,300,000 of notes described above were converted at one time at prices representing 75%, 50%, and 25% of the current market price:

As of July 19, 2004, we had 296,391,134 shares of common stock outstanding.

- 25% of current stock price: Conversion of notes at 25% of the current market price of the Company's common stock would result in a note conversion rate of $.000585. To convert the $3,300,000 of convertible notes would require approximately 5,641,025,641 shares of common stock.

- 50% of current stock price: Conversion of notes at 50% of the current market price of the Company's common stock would result in a note conversion rate of $.00117. To convert the $3,300,000 of convertible notes would require approximately 2,820,512,820 shares of common stock.

- 75% of current stock price: Conversion of notes at 75% of the current market price of the Company's common stock would result in a note conversion rate of $.001755. To convert the $3,300,000 of convertible notes would require approximately 1,880,341,880 shares of common stock.

The Company's obligation to issue shares upon conversion of our convertible securities is essentially limitless. As sequential conversions and sales take place, the price of the Company's securities may decline and if so, its convertible note holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares. On July 15, 2004, the Company filed a Registration Statement with the SEC, registering the sale of up to 1,228,822,222 shares of the Company's common stock representing the shares issuable upon conversion of $3,300,000 in convertible notes and the shares issuable upon exercise of 3,300,000 in warrants (based upon the market price of the Company's common stock at July 9, 2004).
Upon effectiveness of the Registration Statement, all of the shares included in the Registration Statement, representing all of the shares issuable upon conversion of the notes and upon exercise of the warrants, may be sold without restriction.

The Company may not gain shareholder approval for the increase in authorized shares which could result in a substantial liability to the Company
-----------------------------------------------------------------

The failure to increase the number of authorized shares would result in the Company's inability to fulfill its contractual commitment to the convertible note holders to increase its number of authorized shares. This inability to convert the notes would trigger the default clause contained in the notes. Contractually the Company would be obligated to pay the note holders a default payment amounting to the then outstanding principal amount of the notes plus accrued and unpaid interest on the unpaid principal of the notes plus a pro-rated default interest rate on the default payment amount. In addition, the Company may be subject to liquidated damages as a result of an inability to honor a note holder's conversion request. The inability of the Company to meet its contractual obligations to the note holders would most likely result in some sort of legal action from the note holders, which would adversely effect the Company's ability to continue conducting its business.

The effect of the note holder's conversion and subsequent resale of common stock on the market could result in lower stock prices
-----------------------------------------------------------------

Overhang can translate into a potential decrease in the Company's market price per share. The common stock underlying unconverted notes represents overhang. These notes are converted into common stock at a discount to the market price, providing the note holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, the Company's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares to be issued.


APPROVAL REQUIRED FOR PROPOSAL 1

The affirmative vote of a plurality of the votes cast at the Special Meeting, in person or by proxy, will be required approve the increase in the authorized common stock of the Company. If you abstain from voting, your shares will be deemed present at the Special Meeting for purposes of determining whether a quorum is present. However, abstentions and broker non-votes will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK OF
THE COMPANY.

                          OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.



                              By order of the Board of Directors



                              _______________________________
                              Gerard Haryman
                              President, Chief Executive
                              Officer,
                              Acting Chief Financial
                              Officer, Chairman Of the Board
                              of Directors, and Director



August __, 2004

                    THE BOARD OF DIRECTORS OF
                EPICUS COMMUNICATIONS GROUP, INC.

Dated: August __, 2004

EPICUS COMMUNICATIONS GROUP, INC. - PROXY OF THE BOARD OF
DIRECTORS

The undersigned hereby appoints Gerard Haryman and Thomas Donaldson, jointly and severally, as proxies, with full power of substitution and re-substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "SPECIAL MEETING") of Epicus Communications Group, Inc. (the "Company") to be held on August __, 2004 at The Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Fl 33406, 10:00 a.m. local time, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1
-------------------------------------------------------

1. APPROVAL OF INCREASE IN NUMBER OF COMMON STOCK:

Approval of an amendment to the Company's articles of incorporation to increase the number of the Common Stock authorized to be issued to 1,750,000,000 shares.

            [_] VOTE FOR [_] VOTE AGAINST [_] ABSTAIN


UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT(s) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

DATED: ____________________, 2004

SIGNATURE OF STOCKHOLDER

_____________________________________
PRINTED NAME OF STOCKHOLDER

_____________________________________
TITLE (IF APPROPRIATE)

_____________________________________


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE
YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON,
EACH SHOULD SIGN.

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING. [_]


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